FIGS Releases Third Quarter 2023 Financial Results, Raises Full Year Guidance and Adds New Independent Director to Board

Net Revenues Growth of 10.7% YoY, Net Income of $6.1 million, Net Income Margin of 4.2% and Adjusted EBITDA Margin of 17.2%
Finance Executive, Mario Marte, Appointed to Board of Directors

SANTA MONICA, Calif., November 2, 2023 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer apparel and lifestyle brand dedicated to the healthcare community, today released its third quarter 2023 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results.
Third Quarter 2023 Financial Highlights
•Net revenues were $142.4 million, an increase of 10.7% year over year, driven by an increase in orders from existing and new customers and, to a lesser extent, an increase in average order value (“AOV”).
•Gross margin was 68.4%, a decrease of 220 basis points year over year, primarily due to product mix shift and, to a lesser extent, a higher mix of promotional sales and higher duties, partially offset by lower air freight utilization and ocean freight rates.
•Operating expenses were $87.4 million, an increase of 9.8% year over year. As a percentage of net revenues, operating expenses decreased to 61.5% from 61.9% in the prior year period due to lower selling expenses associated with reduced storage costs within fulfillment, and lower marketing expenses as a result of greater efficiency in digital marketing.
•Net income was $6.1 million and diluted earnings per share was $0.03.
•Net income margin(1) was 4.2%, as compared to 3.1% in the same period last year.
•Net income, as adjusted(2) was $6.3 million and diluted earnings per share, as adjusted(2) was $0.03.
•Adjusted EBITDA(2) was $24.4 million, an increase of $3.4 million year over year.
•Adjusted EBITDA margin(1)(2) was 17.2%, as compared to 16.4% in the same period last year.
Key Operating Metrics
•Active customers(3) as of September 30, 2023 increased 19.6% to 2.6 million.
•Net revenues per active customer(3) were $212, a decrease of 6.6% year over year.
•AOV(3) was $114, an increase of 1.8% year over year, primarily driven by an increase in units per transaction and, to a lesser degree, an increase in average unit retail.
“We are pleased with our third quarter performance and to be raising our full year guidance,” said Trina Spear, Chief Executive Officer and Co-founder. “Net revenues growth of 11% and adjusted EBITDA margin expansion to 17.2% exceeded our expectations and led to $46 million in free cash flow(2) generation in the third quarter. Through strong execution of our strategic priorities, we added more new healthcare professionals to our active customer base than in any prior year, delivered record growth in our international and TEAMS businesses and deepened engagement with our community through advocacy. Looking ahead, we see tremendous opportunity to leverage our brand authenticity, industry leading product innovation, strong balance sheet and scale to capitalize on industry tailwinds and deliver long term growth and profitability.”

Appointment to Board of Directors

FIGS also announced the appointment of Mario Marte, former Chief Financial Officer of Chewy, Inc., to its Board of Directors, effective November 3, 2023. Mr. Marte joins the Board as an independent director and has also been appointed to the Board’s Audit Committee.

Mr. Marte most recently served as Chief Financial Officer of Chewy, Inc., the world’s leading online retailer of pet products and services from September 2018 to July 2023, after serving as the company’s Vice President—Finance & Treasurer from April 2015 until September 2018. During his eight-year tenure at Chewy, Mr. Marte built the Finance organization, helped the company grow from $200 million to over $11 billion in annual sales, and led the company’s IPO in June 2019. Previously, Mr. Marte served as the Vice President of Financial Planning & Analysis for Hilton Worldwide Holdings, Inc., and in various other roles at Hilton, American Airlines Group Inc. and Accenture LLC. Since January 2021, Mr. Marte has served on the board of directors of Best Buy Co., Inc., and as chair of the audit committee since June 2023.

“We are delighted to welcome Mario, a seasoned finance executive, to our Board,” said Heather Hasson, Executive Chair. “Since our IPO, we have added new independent directors with strong and varied expertise, and the appointment of Mario further expands the skillset of our Board. We look forward to benefiting from Mario’s extensive background in finance, strategy and operations across industry leading companies. His experience and strategic mindset will be invaluable as we continue to execute on our long term growth strategy and serve our healthcare community.”

Financial Outlook
Raises full-year 2023 outlook:

Net Revenues Growth as Compared to 2022	~ 8.5%

Adjusted EBITDA Margin(1)(2)(4)	~ 14%
Daniella Turenshine, Chief Financial Officer, commented, “Our third quarter performance reflects strong execution of our strategic priorities. We have an incredibly healthy balance sheet with ample cash and no debt and our business model generates strong cash flow. We are in the early stages of growth and intend to make the investments that we believe will drive accelerated growth as we move past near term macro challenges.”

(1) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(2) “Net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA,” “adjusted EBITDA margin” and “free cash flow” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(3) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”

Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or 1-404-975-4839 (International) and the conference ID 315705. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on November 9, 2023. To access the replay, please dial 1-866-813-9403 (US) or +1-929-458-6194 (International) and the conference ID 658204. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and associated payroll taxes and costs, ambassador grants in connection with its initial public offering, and expense resulting from the retirement of the Company’s previous CFO, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of September 30, 2023 and 2022, respectively, net revenues per active customer as of September 30, 2023 and 2022, respectively, and average order value for the three and nine months ended September 30, 2023 and 2022, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We create meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.
We serve healthcare professionals in numerous countries in North America, Europe, the Asia Pacific region and the Middle East. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s opportunity to leverage its brand authenticity, industry leading product innovation, strong balance sheet and scale to capitalize on industry tailwinds and deliver long term growth and profitability; the Company’s stage of growth; the Company’s intention to make the investments that it believes will drive accelerated growth as it moves past near term macro challenges; and the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2023; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its recent rapid growth and effectively manage its growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of COVID-19 and macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	September 30, 2023	December 31, 2022
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$182,951	$159,775
Short-term investments	49,148	—
Accounts receivable	6,316	6,866
Inventory, net	143,183	177,976
Prepaid expenses and other current assets	13,446	11,883
Total current assets	395,044	356,500
Non-current assets
Property and equipment, net	16,306	11,024
Operating lease right-of-use assets	16,380	15,312
Deferred tax assets	12,812	10,971
Other assets	1,239	1,257
Total non-current assets	46,737	38,564
Total assets	$441,781	$395,064
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$15,014	$20,906
Operating lease liabilities	3,997	3,408
Accrued expenses	16,145	26,164
Accrued compensation and benefits	6,681	3,415
Sales tax payable	4,048	3,374
Gift card liability	8,689	7,882
Deferred revenue	3,337	2,786
Returns reserve	2,640	3,458
Income tax payable	9,670	—
Total current liabilities	70,221	71,393
Non-current liabilities
Operating lease liabilities, non-current	16,190	15,756
Other non-current liabilities	176	176
Total liabilities	$86,587	$87,325
Commitments and contingencies
Stockholders’ equity
Class A Common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 161,020,834 and 159,351,307 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	16	16
Class B Common stock — par value $0.0001 per share, 150,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 8,016,338 and 7,210,795 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of September 30, 2023 and December 31, 2022; zero shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	303,428	268,606
Accumulated other comprehensive loss	(4)	—
Retained earnings	51,754	39,117
Total stockholders’ equity	355,194	307,739
Total liabilities and stockholders’ equity	$441,781	$395,064

FIGS, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net revenues	$142,364	$128,589	$400,728	$360,937
Cost of goods sold	44,971	37,756	121,625	105,325
Gross profit	97,393	90,833	279,103	255,612
Operating expenses
Selling	32,195	31,940	97,092	80,801
Marketing	19,012	20,031	56,965	56,263
General and administrative	36,232	27,652	105,229	84,142
Total operating expenses	87,439	79,623	259,286	221,206
Net income from operations	9,954	11,210	19,817	34,406
Other income, net
Interest income	1,901	604	4,494	683
Other income (expense)	(6)	1	(11)	—
Total other income, net	1,895	605	4,483	683
Net income before provision for income taxes	11,849	11,815	24,300	35,089
Provision for income taxes	5,703	7,771	11,663	17,294
Net income	$6,146	$4,044	$12,637	$17,795
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.04	$0.02	$0.08	$0.11
Diluted earnings per share	$0.03	$0.02	$0.07	$0.09
Weighted-average shares outstanding—basic	168,668,844	165,543,067	167,628,888	164,960,561
Weighted-average shares outstanding—diluted	181,429,745	186,991,769	182,545,627	189,762,364

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$12,637	$17,795
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	2,128	1,287
Deferred income taxes	(1,841)	(976)
Non-cash operating lease cost	2,138	1,719
Stock-based compensation	34,305	26,288
Accretion of discount on available-for-sale securities	(897)	—
Changes in operating assets and liabilities:
Accounts receivable	550	(5,927)
Inventory	34,793	(82,020)
Prepaid expenses and other current assets	(1,563)	(6,470)
Other assets	18	(678)
Accounts payable	(4,092)	6,421
Accrued expenses	(9,496)	7,584
Accrued compensation and benefits	3,266	(1,248)
Sales tax payable	674	(25)
Gift card liability	807	403
Deferred revenue	551	640
Returns reserve	(818)	663
Income tax payable	9,670	(3,973)
Operating lease liabilities	(2,183)	(1,336)
Other non-current liabilities	—	(28)
Net cash (used in) provided by operating activities	80,647	(39,881)
Cash flows from investing activities:
Purchases of property and equipment	(9,733)	(4,256)
Purchases of available-for-sale securities	(65,805)	—
Maturities of available-for-sale securities	17,550	—
Purchases of held-to-maturity securities	—	(500)
Net cash used in investing activities	(57,988)	(4,756)
Cash flows from financing activities:
Proceeds from stock option exercises and employee stock purchases	763	2,310
Tax payments related to net share settlements on restricted stock units	(246)	—
Capital contributions	—	479
Net cash provided by financing activities	517	2,789
Net increase (decrease) in cash, cash equivalents, and restricted cash	23,176	(41,848)
Cash, cash equivalents, and restricted cash, beginning of period	159,775	197,430
Cash and cash equivalents, end of period	$182,951	$155,582

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of net income, as adjusted to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents diluted earnings per share (“EPS”), as adjusted with diluted earnings per share:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

	(in thousands, except share and per share amounts)
Net income	$6,146	$4,044	$12,637	$17,795
Add (deduct):
Transaction costs	—	—	—	145
Expenses related to non-ordinary course disputes(1)	—	254	1,256	5,458
Stock-based compensation expense in connection with the IPO and other(2)	290	—	290	—
Income tax impacts of items above	(140)	(167)	(847)	(2,458)
Net income, as adjusted	$6,296	$4,131	$13,336	$20,940
Diluted EPS	$0.03	$0.02	$0.07	$0.11
Diluted EPS, as adjusted	$0.03	$0.02	$0.07	$0.11
Weighted-average shares used to compute Diluted EPS and Diluted EPS, as adjusted	181,429,745	186,991,769	182,545,627	189,762,364
(1) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
(2) Includes certain stock-based compensation expense in connection with the IPO, including expense related to accelerated performance awards and associated payroll taxes and costs.
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(in thousands, except margin)
Net income	$6,146	$4,044	$12,637	$17,795
Add (deduct):
Other income, net	(1,895)	(605)	(4,483)	(683)
Provision for income taxes	5,703	7,771	11,663	17,294
Depreciation and amortization expense(1)	756	479	2,128	1,287
Stock-based compensation and related expense(2)	13,713	9,082	36,195	26,335
Expenses related to non-ordinary course disputes(3)	—	254	1,256	5,458
Adjusted EBITDA	$24,423	$21,025	$59,396	$67,486

Net revenues	$142,364	$128,589	$400,728	$360,937
Net income margin(4)	4.2%	3.1%	3.1%	4.9%
Adjusted EBITDA margin	17.2%	16.4%	14.8%	18.7%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes and costs related to equity award activity.

(3) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
(4) Net income margin represents net income as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash (used in) provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Nine months ended September 30,
	2023	2022
	(in thousands)
Net cash (used in) provided by operating activities	$80,647	$(39,881)
Less: capital expenditures	(9,733)	(4,256)
Free cash flow	$70,914	$(44,137)

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of September 30, 2023 and 2022, respectively, net revenues per active customer as of September 30, 2023 and 2022, respectively, and average order value for the three and nine months ended September 30, 2023 and 2022, respectively, are presented in the following tables:

	As of September 30,
	2023	2022
	(in thousands)
Active customers	2,576	2,154

	As of September 30,
	2023	2022
Net revenues per active customer	$212	$227

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Average order value	$114	$112	$114	$112

Contacts

Investors:
Jean Fontana
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com